CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to us under the heading "Independent Registered Public Accounting Firm" in this Post-Effective Amendment No. 103 to the registration statement on Form N-1A (File No. 333-515) for the Putnam Absolute Return 1000 Fund, a series of the Putnam Funds Trust.

PricewaterhouseCoopers LLP

Boston, Massachusetts
February 25, 2010